Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to this Annual Report on Form 10-KSB of Goldspring, Inc. of our report dated March 23, 2006 relating to the financial statement schedules appearing in this Annual Report on Form 10-KSB of Goldspring, Inc.

/s/ Jewett Schwartz & Associates

JEWETT SCHWARTZ & ASSOCIATES

Hollywood, Florida
April 14, 2005